   As filed with the Securities and Exchange Commission on December 31, 1996
                                                    REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                          -------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          -------------------------

                        PHOENIX INTERNATIONAL LTD., INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                                         59-3171810
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

            900 WINDERLEY PLACE, SUITE 140, MAITLAND, FLORIDA 32751
                    (Address of principal executive offices)

                          -------------------------

      PHOENIX INTERNATIONAL LTD., INC. 1995 EMPLOYEE STOCK OPTION PLAN,
                       EFFECTIVE AS OF MARCH 18, 1995

      PHOENIX INTERNATIONAL LTD., INC. 1995 EMPLOYEE STOCK OPTION PLAN,
                      EFFECTIVE AS OF OCTOBER 21, 1995

      PHOENIX INTERNATIONAL LTD., INC. 1996 DIRECTOR STOCK OPTION PLAN,
                        EFFECTIVE AS OF MAY 24, 1996
                          (Full title of the Plans)

                          -------------------------


              BAHRAM YUSEFZADEH                                Copies to:
           CHIEF EXECUTIVE OFFICER                         GLENN W. STURM, ESQ.
       PHOENIX INTERNATIONAL LTD., INC.                  NELSON MULLINS RILEY &
        900 WINDERLEY PLACE, SUITE 140                      SCARBOROUGH, L.L.P.
            MAITLAND, FLORIDA 32751                          400 COLONY SQUARE
                (407) 667-0033                            1201 PEACHTREE STREET
             (407) 667-0133 (FAX)                         ATLANTA, GEORGIA 30361
(Name, address, including zip code, and telephone              (404) 817-6000
number, including area code, of agent for service)         (404) 817-6050 (FAX)




                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                    PROPOSED MAXIMUM      PROPOSED MAXIMUM
            TITLE OF SECURITIES               AMOUNT TO BE         OFFERING PRICE PER    AGGREGATE OFFERING      AMOUNT OF
             TO BE REGISTERED                 REGISTERED(1)            SHARE(2)(3)          PRICE(2)(3)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value ..............    319,942                 $4.31  (2)       $1,378,950.02 (2)        $  418
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value ..............     78,985                  4.74  (2)          373,388.90 (2)           114
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value ..............     51,806                  6.46  (2)          334,666.76 (2)           102
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value ..............    131,125                 12.00  (2)        1,573,500.00 (2)           477
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value ..............     44,000                 13.25  (2)          583,000.00 (2)           177
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value ..............      1,000                 17.50  (2)           17,500.00 (2)             6
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value ..............    104,127                 17.88  (3)        1,861,790.76 (3)           565
------------------------------------------------------------------------------------------------------------------------------

         Total  ............................    730,985                                  $6,123,796.44            $1,859
==============================================================================================================================

(1) This Registration Statement also covers any additional shares that may hereafter become exercisable as a result of the adjustment and anti-dilution provisions of the 1995 Employee Stock Option Plan, effective as of March 18, 1995, the 1995 Employee Stock Option Plan, effective as of October 21, 1995, and the 1996 Director Stock Option Plan.
(2) Determined in accordance with Rule 457(h), the registration fee is based upon the option exercise price per share for shares presently subject to options.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices of the Common Stock on December 27, 1996, as reported by the National Association of Securities Dealer's automated quotation system.

================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

         The following documents filed by Phoenix International Ltd., Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

         (a) the Company's final Prospectus dated July 1, 1996 filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), as part of the Company's Registration Statement on Form S-1 (Registration Number 333-03355), as declared effective by the Commission on July 1, 1996.

         (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1996 and September 30, 1996, as filed with the Commission on August 14, 1996 and November 5, 1996, respectively; and

         (c) the description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, declared effective by the Commission on July 1, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities.

         Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

         The legality of the issuance of the securities being registered hereby has been passed upon by the law firm of Nelson Mullins Riley & Scarborough, L.L.P., counsel for the Company. Glenn W. Sturm, a partner of Nelson Mullins Riley & Scarborough, L.L.P., beneficially owns 26,232 shares of Common Stock as of December 31, 1996 and serves as secretary, director and a member of the audit committee of the Company.

ITEM 6.  Indemnification of Directors and Officers.

         Article 607.0850 of the Florida Business Corporation Act (the "Florida Act") requires, and Article 9 of the Company's Amended and Restated Bylaws (the "Bylaws") permits the Company, to the fullest extent provided by the Florida Act to (i) indemnify its directors against any and all liabilities and

(ii) advance any and all reasonable expenses, incurred in any proceeding to which any such director is a party or in which such director is deposed or called to testify as a witness because he or she is or was a director of the Company. Generally, the Florida Act permits indemnification of a director upon a determination that he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The right to indemnification granted in the Bylaws is not exclusive of any other rights to indemnification against liabilities or the advancement of expenses to which a director may be entitled under any written agreement, Board resolution, vote of shareholders, the Florida Act or otherwise.

         The Company has entered into agreements with each of its current directors and certain of its executive officers pursuant to which it is obligated to indemnify those persons to the fullest extent authorized by law and to advance payments to cover defense costs against an unsecured obligation to repay such advances if it is ultimately determined that the recipient of the advance is not entitled to indemnification. The indemnification agreements provide that no indemnification or advancement of expenses shall be made to an indemnitee (a) if a final adjudication establishes that his actions or omissions to act were material to the cause of action so adjudicated and constitute: (i) a violation of criminal law (unless the indemnitee had reasonable cause to believe that his actions were lawful); (ii) a transaction from which the indemnitee derived an improper personal benefit; (iii) an unlawful distribution or dividend under the Florida Act; or (iv) willful misconduct or a conscious disregard for the just interests of the Company in a derivative or shareholder action; (b) for liability under Section 16(b) of the Exchange Act; or (c) if a final decision by a court having jurisdiction in the matter determines that indemnification is not lawful.

         At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted under the Bylaws or the Florida Act.

         The Company has purchased a standard policy of directors' and officers' liability insurance covering directors and officers of the Company with respect to liabilities incurred as a result of their service in such capacities.

ITEM 7.  Exemption from Registration Claimed.

         Not applicable.

ITEM 8.  Exhibits.

3.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q, as filed with the Commission on August 14, 1996 (File No. 0-20937) (the "Form 10-Q")).

3.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form 10-Q).

4.1 Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan, effective as of March 18, 1995 (incorporated by reference to Exhibit
         10.12 to the Company's Registration Statement on

         Form S-1 as declared effective by the Commission on July 1, 1996 (File No. 333-03355) (the "S-1 Registration Statement")).

4.2 Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan, effective as of October 21, 1995 (incorporated by reference to Exhibit
         10.13 to the S-1 Registration Statement).

4.3 Amendment, dated May 24, 1996, to the Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan, effective as of March 18, 1996 (incorporated by reference to Exhibit 10.43 to the S-1 Registration Statement).

4.4 Amendment, dated May 24, 1996, to the Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan, effective as of October 21, 1996 (incorporated by reference to Exhibit 10.44 to the S-1 Registration Statement).

4.5      Revised Form of Stock Option Agreement (incorporated by reference to
         Exhibit 10.45 to the S-1 Registration Statement).

4.6 Phoenix International Ltd., Inc. 1996 Director Stock Option Plan, effective as of May 24, 1996 (incorporated by reference to Exhibit
         10.46 to the S-1 Registration Statement).

4.7 Form of Stock Option Agreement under the Phoenix International Ltd., Inc. 1996 Director Stock Option Plan.

4.8 See Exhibits 3.1 and 3.2 for provisions of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws defining the rights of the holders of the Company's Common Stock.

5.1 Opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to the Company, as to legality of securities being registered.

23.1     Consent of Independent Auditors.

23.2 Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included as part of Exhibit 5.1).

24.1     Power of Attorney (contained on signature page of this filing).

ITEM 9.  Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maitland, State of Florida, on December 31, 1996.


                                  PHOENIX INTERNATIONAL LTD., INC.



                                  By:  /s/ Bahram Yusefzadeh
                                       -----------------------------------------
                                       Bahram Yusefzadeh
                                       Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bahram Yusefzadeh, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on December 31, 1996, in the capacities and on the dates indicated.

SIGNATURES                                 TITLE                                   DATE
----------                                 -----                                   ----
 /s/ Bahram Yusefzadeh                     Chairman of the Board and               December 31, 1996
-----------------------------------        Chief Executive Officer
   Bahram Yusefzadeh                       (principal executive officer)

/s/ Ralph Reichard                         Chief Operating Officer, President      December 31, 1996
-----------------------------------        and Director
   Ralph Reichard

/s/ Clay E. Scarborough                    Chief Financial Officer                 December 31, 1996
-----------------------------------        (principal financial and accounting
   Clay E. Scarborough                     officer)


                                           Director                                December   , 1996
-----------------------------------
   Jack A. Blaine

                                           Director                                December   , 1996
-----------------------------------
   Ruann F. Ernst

SIGNATURES                                 TITLE                                   DATE
----------                                 -----                                   -----
                                           Director                                December    , 1996
-----------------------------------
   Ronald E. Fenton

/s/ William C. Hess                        Director                                December 31, 1996
-----------------------------------
   William C. Hess

                                           Director                                December    , 1996
-----------------------------------
   James C. Holly

                                           Director                                December    , 1996
-----------------------------------
   Paul Jones

/s/ J. Michael Murphy                      Director                                December 31, 1996
-----------------------------------
   J. Michael Murphy

/s/ Glenn W. Sturn                         Secretary and Director                  December 31, 1996
-----------------------------------
   Glenn W. Sturm

/s/ O. Jay Tomson                          Director                                December 31, 1996
-----------------------------------
   O. Jay Tomson

                                 EXHIBIT INDEX

Exhibit                                                                                                        Sequential
Number                            Exhibit                                                                       Page No.
-------                           -------                                                                      ----------
3.1              Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q, as filed with the Commission on August 14, 1996 (File No. 0-20937) (the "Form 10-Q"))  ...............................

3.2              Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form 10-Q)  .....................................................................................

4.1              Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan, effective as of
                 March 18, 1995 (incorporated by reference to Exhibit 10.12 to the Company's
                 Registration Statement on Form S-1 as declared effective by the Commission on July 1,
                 1996 (File No. 333-03355) (the "S-1 Registration Statement"))  .........................................

4.2              Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan, effective as of
                 October 21, 1995 (incorporated by reference to Exhibit 10.13 to the S-1 Registration
                 Statement) .............................................................................................

4.3              Amendment, dated May 24, 1996, to the Phoenix International Ltd., Inc. 1995 Employee
                 Stock Option Plan, effective as of March 18, 1996 (incorporated by reference to
                 Exhibit 10.43 to the S-1 Registration Statement) .......................................................

4.4              Amendment, dated May 24, 1996, to the Phoenix International Ltd., Inc. 1995 Employee
                 Stock Option Plan, effective as of October 21, 1996 (incorporated by reference to
                 Exhibit 10.44 to the S-1 Registration Statement) .......................................................

4.5              Revised Form of Stock Option Agreement (incorporated by reference to Exhibit 10.45 to the S-1 Registration Statement)  .......................................................................

4.6              Phoenix International Ltd., Inc. 1996 Director Stock Option Plan, effective as of May
                 24, 1996 (incorporated by reference to Exhibit 10.46 to the S-1 Registration Statement) ................

4.7              Form of Stock Option Agreement under the Phoenix International Ltd., Inc. 1996
                 Director Stock Option Plan .............................................................................

4.8              See Exhibits 3.1 and 3.2 for provisions of the Amended and Restated Articles of
                 Incorporation and Amended and Restated Bylaws defining the rights of the holders of the Company's Common Stock .............................................................................

5.1              Opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to the Company, as to legality of securities being registered  ...............................................................

23.1             Consent of Independent Auditors  .......................................................................

23.2             Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included as part of Exhibit 5.1) ................

24.1             Power of Attorney (contained on signature page of this filing) .........................................